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                                                                    EXHIBIT 4.20

                            SUBSCRIPTION AGREEMENT

Applied Voice Recognition, Inc.
1770 St. James Place, Suite 116
Houston, Texas 77056

        1. Subscription. The undersigned hereby tenders this subscription and applies for the purchase of the number of shares of Common Stock, $0.001 par value per share, of Applied Voice Recognition, Inc., a Delaware corporation doing business as e-DOCS.net (the "Company") set forth on the signature page of this agreement (the "Subject Stock"). The minimum purchase is $150,000 and the per share purchase price is $0.15. Together with this Subscription Agreement, the undersigned is delivering to the Company its check payable to "Applied Voice Recognition, Inc." in the full amount of the purchase price for the Subject Stock which the undersigned is subscribing for pursuant hereto.

        2. Representations and Warranties. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

            (a) Authorization. The undersigned has full power and authority to enter into this Agreement and that this Subscription Agreement constitutes a value and legally binding obligation of the undersigned.

            (b) Purchase Entirely for Own Account. This Subscription Agreement is made with the undersigned in reliance upon the undersigned's representation to the Company, that the Subject Stock to be purchased by the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Subscription Agreement, the undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Subject Stock.

            (c) Reliance Upon the Undersigned's Representations. The undersigned understands that the Subject Stock is not, registered under the Securities Act of 1933 (the "Securities Act") on the ground that the sale provided for in this Subscription Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the undersigned's representations set forth herein. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring

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        shares of the Subject Stock with a present intention to sell those securities in the near future.

            (d) Receipt of Information. The undersigned has received all of the information it considers necessary or appropriate for deciding whether to purchase the Subject Stock. Specifically, and not by way of limitation, the undersigned confirms that it has received and had an opportunity to read the Company's Annual Report on Form 10-K for the year ending December 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2000, both as filed with the Securities and Exchange Commission. The undersigned further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Subject Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

            (e) Risk of Loss; Investment Experience. The undersigned is able to bear the economic risk of the investment in the Subject Stock, has an adequate income independent of any income that might be produced from an investment in the Subject Stock and has sufficient net worth to sustain a loss of all of the undersigned's investment in the Subject Stock without economic hardship if such a loss should occur. The undersigned acknowledges that an investment in the Subject Stock is an extremely risky investment. The undersigned represents that the undersigned is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Subject Stock. The undersigned also represents the undersigned has not been organized for the sole purpose of acquiring the Subject Stock.

            (f) Accredited Investor.

                  (i) The term "Accredited Investor" as used herein refers to a person or entity who:

                        (A) Is a director or executive officer of the Company;

                        (B) Any bank as defined in Section 3(a)(2) of the
                  Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Securities Act; Small Business Investment Company licensed by the U.S. Small Business

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                  Administration under Section 301(c) or (d) of the Small
                  Business Investment Act of 1958; Employee Benefit Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                        (C) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                        (D) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                        (E) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase exceeds $1,000,000;

                        (F) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                        (G) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment; or

                        (H) Any entity in which all of the equity owners are Accredited Investors. As used in this Section 3.61(i), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this
                  Section 3.6(i), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

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                (ii) The undersigned as to itself represents to the Company that the undersigned is an Accredited Investor.

        (g) Restricted Securities. The undersigned understands that the Subject Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Subject Stock or an available exemption from registration under the Securities Act, the Subject Stock must be held indefinitely. In particular, the undersigned is aware that the Subject Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

        (h) Legends. To the extent applicable, each certificate or other document evidencing any of the Subject Stock, shall be endorsed with the legends set forth below, and each of the undersigned covenants that, except to the extent such restrictions are waived by the Company, the undersigned shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

        "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        (i) Foreign Investor. To the extent that the undersigned is not a U.S. person or entity, the undersigned hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with an invitation to subscribe for the Subject Stock or any use of this Subscription Agreement, including (i) the legal requirements within the undersigned's jurisdiction for the purchase of the Subject Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents which may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale or transfer of the Subject Stock. The undersigned's subscription and payment for, and its continued beneficial ownership of the Subject Stock will not violate any applicable securities or other laws of its jurisdiction.

    3. Company's Discretion to Accept Subscription. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which


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acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

        4. Subscriber's Indemnity. The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by it herein.

        5. Registration of Subject Stock. Upon acceptance of this Agreement by the Company, the Company and the undersigned will enter into a Registration Rights Agreement in the form attached hereto as Exhibit "A".

        6. No Assignment. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

        7. Modification; Entire Agreement; Successors. This Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; and (iii) shall inure to the benefit of, and be binding upon the Company and the undersigned and its respective, legal representatives, successors and assigns.

        8. Gender. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

        9. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth on the signature page hereto; and if to the Company, to Applied Voice Recognition, Inc., 1770 St. James Place, Suite 116, Houston, Texas 77056, Facsimile No.
(713) 621-7059, Attention: President, or to such other address as the Company or the undersigned shall have designated to the other by like notice.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]





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        IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this     day of August, 2000.

                                               SUBSCRIBER:

___________ (total amount
of investment desired)

Address of Subscriber:
                                               -----------------------------
                                               Name: James W. Neighbours


                                               COMPANY:

                                               APPLIED VOICE RECOGNITION, INC.,
                                               a Delaware corporation d/b/a
                                               e-DOCS.net




                                               By:
                                                   --------------------------
                                               Name:   Timothy J. Connolly
                                               Title:  President







                               Signature Page to
                            Subscription Agreement






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